Exhibit 99.2

RE/MAX ONTARIO-ATLANTIC CANADA INC.

Operating as RE/MAX INTEGRA, Ontario-Atlantic Canada

Consolidated Financial Statements

October 31, 2020 and 2019

(With Independent Auditors’ Report Thereon)

KPMG LLP

Bay Adelaide Centre

333 Bay Street, Suite 4600

Toronto, ON M5H 2S5

Canada

Tel 416-777-8500

Fax 416-777-8818

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of RE/MAX Ontario-Atlantic Canada Inc.,

We have audited the accompanying consolidated financial statements of RE/MAX Ontario- Atlantic Canada Inc., and its subsidiary, which comprise the consolidated balance sheets as of October 31, 2020 and 2019, and the related consolidated statements of income (loss) and comprehensive income (loss), shareholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

© 2021 KPMG LLP, an Ontario limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RE/MAX Ontario-Atlantic Canada Inc. and its subsidiary as of October 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

May 26, 2021

RE/MAX ONTARIO-ATLANTIC CANADA INC.

Operating as RE/MAX INTEGRA, Ontario-Atlantic Canada

Consolidated Balance Sheets

	As of October 31,
	2020	2019
Assets
Current assets:
Cash, cash equivalents and restricted cash	$14,564,148	$10,533,514
Accounts and notes receivable, net	4,145,744	4,032,838
Income taxes recoverable	310,654	94,340
Prepaid expenses	487,279	513,892
Due from related parties	371,758	898,613
Total current assets	19,879,583	16,073,197
Property and equipment, net	619,229	403,997
Intangible asset	7,125	7,500
Total assets	$20,505,937	$16,484.694

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$1,576,956	$1,938,821
Accrued bonus	10,761,775	9,244,713
Government remittances payable	791,836	795,290
Income taxes payable	361,432	355,978
Due to brokers	7,495,440	4,239,150
Total current liabilities	20,987,439	16,573,952
Loan payable	32,197	15,381
Deferred tax liabilities, net	38,349	10,606
Total liabilities	21,057,985	16,599,938

Shareholders’ equity:
Share capital, par value $1 per share, 1,000,000 common shares authorized; 2 and 2 shares issued and outstanding as of October 31, 2020 and 2019, respectively	2	2
Retained earnings (deficit)	(552,050)	(115,246)
Total shareholders’ equity	(552,048)	(115,244)
Total liabilities and shareholders’ equity	$20,505,937	$16,484,694

See accompanying notes to consolidated financial statements.

RE/MAX ONTARIO-ATLANTIC CANADA INC.

Operating as RE/MAX INTEGRA, Ontario-Atlantic Canada

Consolidated Statements of Income (Loss) and Comprehensive Income (Loss)

	Year Ended October 31,
	2020	2019
Revenue:
Management fees	$21,606,061	$21,951,038
Advertising fund fees	10,449,799	13,457,573
Percent-based fees	547,345	61,122
Franchise sales and renewals	402,905	445,151
Quota deficiency and referral fees	578,345	341,387
Total revenue	33,584,455	36,256,271
Direct costs
Cost of sales	3,452,436	3,561,040
Franchise commissions	8,000	29,365
Total direct costs	3,460,436	3,590,405

Gross profit	30,124,019	32,665,866

Operating expenses:
Salaries and benefits	18,250,537	17,510,601
Media buying	6,861,324	9,255,514
Events and training	1,460,825	1,818,280
Travel and entertainment	810,651	1,202,180
General and office	768,121	779,574
Rent	677,242	687,842
Legal	647,400	559,209
Loss on disposal of note receivable	422,288	—
Advertising and promotion	271,980	406,019
Accounting	184,096	180,228
Consulting fee	165,496	391,702
Amortization of property and equipment	94,221	111,330
Bank charges	46,870	40,888
Bad debt (recovery)	3,618	(21,950)
Loss (gain) on disposal of assets	2,375	(2,314)
Amortization of intangible assets	375	—
Total operating expenses	30,667,419	32,919,103
Operating income (loss)	(543,400)	(253,237)
Other income (expenses), net:
Interest income	91,592	114,621
Government assistance	37,748	—
Foreign currency transaction gains (losses)	30,458	(1,302)
Other income	26,058	67,527
Total other income, net	185,856	180,846
Income (loss) before provision for income taxes	(357,545)	(72,391)
Provision for income taxes	79,259	111,476
Net income (loss) and comprehensive income (loss)	$(436,804)	$(183,867)

See accompanying notes to consolidated financial statements.

RE/MAX ONTARIO-ATLANTIC CANADA INC.

Operating as RE/MAX INTEGRA, Ontario-Atlantic Canada

Consolidated Statements of Shareholders’ Equity

		Retained	Total
		earnings	Shareholders’
	Share capital	(deficit)	equity
Balances, November 1, 2018	$2	$68,621	$68,623
Net income (loss) and comprehensive income (loss)	—	(183,867)	(183,867)
Balances, October 31, 2019	$2	$(115,246)	$(115,244)
Net income (loss) and comprehensive income (loss)	—	(436,804)	(436,804)
Balances, October 31, 2020	$2	$(552,050)	$(552,048)

See accompanying notes to consolidated financial statements.

RE/MAX ONTARIO-ATLANTIC CANADA INC.

Operating as RE/MAX INTEGRA, Ontario-Atlantic Canada

Consolidated Statements of Cash Flows

	Year Ended October 31,
	2020	2019
Cash flows from operating activities:
Net income (loss) and comprehensive income (loss)	$(436,804)	$(183,867)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	94,596	111,330
Loss on disposal of note receivable	422,288	—
Bad debt (recovery)	3,618	(21,950)
Loss (gain) on disposal of assets	2,375	(2,314)
Deferred income tax expense (benefit)	27,743	2,927
Changes in operating assets and liabilities
Accounts and notes receivable, net	(116,524)	90,569
Income taxes recoverable/payable	(210,859)	(69,482)
Prepaid expenses	26,613	(73,121)
Accounts payable and accrued liabilities	(361,865)	568,023
Accrued bonus	1,517,062	1,107,123
Government remittances payable	(3,454)	44,578
Due to brokers	3,256,290	228,681
Net cash provided by operating activities	4,221,079	1,802,497
Cash flows from investing activities:
Purchases of property, equipment and intangible	(313,807)	(196,063)
Proceeds from disposal of property and equipment	1,979	20,000
Net cash used in investing activities	(311,828)	(176,063)
Cash flows from financing activities:
Advances from (to) related parties	104,567	(382,965)
Proceeds from long-term debt	30,000	26,367
Payments on long-term debt	(13,184)	(10,986)
Net cash provided by (used in) financing activities	121,383	(367,584)
Net increase in cash, cash equivalents and restricted cash	4,030,634	1,258,850
Cash, cash equivalents and restricted cash, beginning of period	10,533,514	9,274,664
Cash, cash equivalents and restricted cash, end of period	$14,564,148	$10,533,514
Supplemental disclosures of cash flow information:
Net cash paid for income taxes	$262,376	$178,031

See accompanying notes to consolidated financial statements.

RE/MAX ONTARIO-ATLANTIC CANADA INC.

Operating as RE/MAX INTEGRA, Ontario-Atlantic Canada

Notes to Financial Statements

For the Years Ended October 31, 2020 and 2019

1.	Business and Organization

RE/MAX Ontario-Atlantic Canada Inc., operating as RE/MAX INTEGRA, Ontario-Atlantic Canada (the "Company") was incorporated on February 21, 1980 under the laws of the Province of Ontario, and is primarily involved in providing management services to its franchisees. In addition, the Company earns income from the sale and renewal of these franchises. The Company’s subsidiary, RE/MAX Promotions, Inc. (collectively with the Company, the “Group”), provides cooperative marketing services to the Company’s franchisees.

The Company acts as the exclusive RE/MAX, LLC sub franchisor for the provinces of Ontario, New Brunswick, Nova Scotia, P.E.I., and Newfoundland and Labrador. The initial term of the Regional Agreement between RE/MAX, LLC and the Company for the province of Ontario was January 19, 1980 to January 17, 2020, with a renewal signed in 2019 extending the agreement for an additional 20 years to January 17, 2040. The initial term of similar agreements for the provinces of New Brunswick, Nova Scotia, P.E.I., and Newfoundland and Labrador is May 13, 1982 to May 12, 2022 with one 20-year term renewal.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements (“financial statements”) and notes thereto have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and include the accounts of the Company and its consolidated subsidiary as required by U.S. GAAP. All significant intercompany accounts and transactions have been eliminated.

Principles of Consolidation

The financial statements include the accounts of the Company and its majority-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

The Company consolidates entities in which it has a controlling financial interest based on either the variable interest entity (“VIE”) or voting interest model. The Company is required to first apply the VIE model to determine whether it holds a variable interest in an entity, and if so, whether the entity is a VIE. If the Company determines it does not hold a variable interest in a VIE, it then applies the voting interest model. Under the voting interest model, the Company consolidates an entity when it holds a majority voting interest in an entity.

As of October 31, 2020, and 2019, the Company consolidates its wholly owned subsidiary RE/MAX Promotions, Inc. under the voting interest model.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events

Management evaluated the activity of the Company through the date the financial statements were issued and concluded that no subsequent events have occurred that would require recognition in the financial statements or disclosure in the notes to the financial statements.

RE/MAX ONTARIO-ATLANTIC CANADA INC.

Operating as RE/MAX INTEGRA, Ontario-Atlantic Canada

Notes to Financial Statements

For the Years Ended October 31, 2020 and 2019

Segment Reporting

The Company operates under the following segments:

● Real Estate – comprises the operations of the Company’s independent franchising operations under the RE/MAX brand in Ontario and the 4 Atlantic provinces in Canada.

● Advertising Fund – comprises the operations of the Company’s marketing campaigns designed to build and maintain brand awareness and the operation of agent marketing technology. This segment has no net income given the fiduciary obligation that all funds collected must be spent for designated purposes.

See Note 9 for additional information about segment reporting.

Revenue Recognition

The Company primarily generates revenue from management fees, percent-based fees, advertising fund fees and franchise sales and renewals, and other franchise revenue. Revenue is recognized when there is persuasive evidence of an arrangement, the service has been rendered, the price is fixed or determinable and collection of the fees is reasonably assured.

Management and Advertising Fund Fees

The Company provides an ongoing trademark license, operational, training and administrative services and systems to franchisees, which include technology and tools designed to help the Company’s franchisees attract new or retain existing agents. In addition, training, technology and other tools are provided to the agents within the network to enable them to enhance the service provided to home buyers and sellers. For advertising fund fees, these revenues are obligated to be used for marketing campaigns to build brand awareness and to support agent marketing technology. Management and Advertising fees principally consists of fixed fees earned monthly from franchisees on a per agent basis. Revenue from management fees is recognized in income when it is earned and becomes due and payable, as stipulated in the related franchise agreements.

All assets of the Advertising Fund are contractually restricted for the benefit of franchisees, and the Company recognizes an equal and offsetting liability on the Company’s balance sheet for all amounts received. Additionally, this results in recording an equal and offsetting amount of expenses against all revenues such that there is no impact to overall profitability of the Company from these revenues.

Percent-based Fees

Revenue from percent-based fees represents fees received from the Company’s franchise offices that are primarily based on a percentage of agents’ gross commission income. Revenue from percent-based fees is determined upon close of the home sale transaction and recognized as revenue when the fees become due and payable, as stipulated in the related franchise agreements.

Franchise Sales and Other Franchise Revenue

Franchise sales and renewals and other franchise revenue is primarily comprised of revenue from the sale or renewal of franchises, as well as other revenue, including quota deficiency and referral fees.

Upon the sale of franchise rights, the Company recognizes revenue from franchise sales when it has no significant continuing operational obligations, substantially all of the initial services have been performed by the Company and other conditions affecting satisfaction of performance obligations have been met, which is typically in the period the franchise agreement is completed and executed. In the event the franchisee fails to perform under the franchise agreement or defaults on the purchase obligations, the Company has the right to reacquire the franchise and to resell or operate that specific franchise.

RE/MAX ONTARIO-ATLANTIC CANADA INC.

Operating as RE/MAX INTEGRA, Ontario-Atlantic Canada

Notes to Financial Statements

For the Years Ended October 31, 2020 and 2019

Cash, Cash Equivalents and Restricted Cash

Cash and cash equivalents include bank deposits and other highly liquid investments purchased with an original purchase maturity of three months or less. All cash held by the Advertising Fund is restricted. The following table reconciles the amounts presented for cash, both unrestricted and restricted, in the Consolidated Balance Sheets to the amounts presented in the Consolidated Statements of Cash Flows:

	As of October 31,
	2020	2019
Cash and cash equivalents	$8,830,043	$7,258,935
Restricted cash	5,734,105	3,274,579
Cash, cash equivalents and restricted cash	$14,564,148	$10,533,514

Operating Expenses

Operating expenses primarily consist of personnel costs, including salaries, benefits, payroll taxes and other compensation expenses, media buying for the Advertising Fund, professional fees, rent and expenses for marketing to customers to expand the Company’s franchises.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, net of any allowances, including cash, cash equivalents and restricted cash, accounts and notes receivable, net, and accounts payable and accrued liabilities approximate fair value due to their short- term nature. The Company has no financial assets measured at fair value and has not elected to carry any financial asset or liability at fair value.

Fair Value Measurements

The Company uses valuation approaches that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

● Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

● Level 2 inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

● Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

Accounts and Notes Receivable

Accounts receivable from the Company’s franchisees are recorded at the time the Company bills under the terms of the franchise agreements and other contractual arrangements and do not bear interest. The Company provides limited financing of certain franchise sales through the issuance of notes receivable that either bear interest at a rate of prime plus 3% or at a stated amount, which is fixed at the inception of the note with the associated earnings recorded in “Interest income” in the accompanying Consolidated Statements of Income (Loss) and Comprehensive Income (Loss). Amounts collected on accounts receivable and notes receivable are included in “Net cash provided by operating activities” in the accompanying Consolidated Statements of Cash Flows.

RE/MAX ONTARIO-ATLANTIC CANADA INC.

Operating as RE/MAX INTEGRA, Ontario-Atlantic Canada

Notes to Financial Statements

For the Years Ended October 31, 2020 and 2019

The Company records allowances against its accounts and notes receivable balances for estimated probable losses. Increases and decreases in the allowance for doubtful accounts are established based upon changes in the credit quality of receivables and are included in “Bad debt (recovery)” in the accompanying Consolidated Statements of Income (Loss) and Comprehensive Income (Loss). The allowance for doubtful accounts and notes is based on the attributes of specific accounts.

Foreign Currency Translation

The Company, directly and through its franchisees, conducts operations exclusively in Canada, therefore, the functional currency for the Company’s operations is the Canadian Dollar (“CAD”). Foreign currency denominated monetary assets and liabilities and transactions occurring in currencies other than the Company’s functional currencies are recorded based on exchange rates at the time such transactions arise. Changes in exchange rates with respect to amounts recorded in the accompanying Consolidated Balance Sheets related to these non-functional currency transactions result in transaction gains and losses that are reflected in the accompanying Consolidated Statements of Income (Loss) and Comprehensive Income (Loss) as “Foreign currency transaction gains (losses).”

Property and Equipment

Property and equipment, including leasehold improvements, are initially recorded at cost. Depreciation on property and equipment is provided for on a declining balance method over the estimated useful lives of each asset class and commences when the property is placed in service. Depreciation of leasehold improvements is provided for on a straight-line method over the estimated benefit period of the related assets or the lease term, if shorter.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. For each of the years ended October 31, 2020 and 2019, there were no impairments indicated for such assets.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Management periodically assesses the recoverability of its deferred tax assets based upon expected future earnings, future deductibility of the asset and changes in applicable tax laws and other factors. If management determines that it is not likely that the deferred tax asset will be fully recoverable in the future, a valuation allowance may be established for the difference between the asset balance and the amount expected to be recoverable in the future. The allowance will result in a charge to the Company’s Consolidated Statements of Income (Loss) and Comprehensive Income (Loss).

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

RE/MAX ONTARIO-ATLANTIC CANADA INC.

Operating as RE/MAX INTEGRA, Ontario-Atlantic Canada

Notes to Financial Statements

For the Years Ended October 31, 2020 and 2019

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

New Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires lessees to recognize the assets and liabilities that arise from all leases on the consolidated balance sheets. ASU 2016-02 is required to be adopted by the Company for fiscal year end 2023. Early adoption is permitted in any interim or annual reporting period. The standard requires a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements. The Company has not yet determined the effect of the standard on its consolidated financial statements and related disclosures.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), with several subsequent amendments, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The Company is required to adopt this standard for fiscal year end 2021. The Company will use the modified retrospective transition method, which will result in restating each prior reporting period presented in the year of adoption. Additionally, a cumulative effect adjustment will be recorded to the opening balance sheet as of the first day of the earliest period presented. The adoption of the new guidance will change the timing of recognition of franchise sales and franchise renewal revenue. Currently, the Company recognizes revenue upon completion of a sale or renewal. Under the new guidance, franchise sales and renewal revenue, which are included in “Franchise Sales and Other Franchise Revenue” in the Consolidated Statements of Income (Loss) and Comprehensive Income (Loss), will be recognized over the contractual term of the franchise agreement. The impact to both “Franchise Sales and Other Franchise Revenue” and “Operating income (loss)” in the Consolidated Statements of Income (Loss) and Comprehensive Income (Loss) is yet to be determined. The adjustment will result in the addition of deferred revenue liability accounts on the Consolidated Balance Sheet. The commissions related to franchise sales will be recorded as a contract asset and be recognized over the contractual term of the franchise agreement. Currently, the Company expenses the commissions upon franchise sale completion. The impact from this change to “Operating income (loss)” in the Consolidated Statements of Income (Loss) and Comprehensive Income (Loss) is yet to be determined. The Company does not expect the adoption of the standard to have a material impact on other revenue streams.

3.	Due from Related Parties and Accrued Bonus

Due from related parties consists of the following:

	As of October 31,
	2020	2019
Note receivable due from a related party under common control
	$—	$471,048
Advances to related party entities under common control, unsecured, non-interest bearing, and due on demand	371,758	427,565
Due from related parties	$371,758	$898,613

During the year ended October 31, 2020, the note receivable was disposed for a loss of $422,288 including accrued interest.

Accrued bonus was $10,761,775 and $9,244,713 as of October 31, 2020 and 2019, respectively. These bonuses are accrued and expensed within Salaries and benefits in the Consolidated Statements of Income (Loss) and Comprehensive Income (Loss) and are paid to employee shareholders based on profits of the Company.

RE/MAX ONTARIO-ATLANTIC CANADA INC.

Operating as RE/MAX INTEGRA, Ontario-Atlantic Canada

Notes to Financial Statements

For the Years Ended October 31, 2020 and 2019

4.	Property and Equipment

Property and equipment consist of the following:

		As of October 31,
	Depreciable Life	2020	2019
Leasehold improvements	Shorter of estimated useful life or life of lease	$1,839,360	$1,814,231
Office furniture, fixtures and equipment	2 - 10 years	3,453,739	3,172,893
Total property and equipment		5,293,099	4,987,124
Less accumulated depreciation		4,673,870	4,583,127
Total property and equipment, net		$619,229	$403,997

Depreciation expense was $94,221 and $111,330 for the years ended October 31, 2020 and 2019, respectively.

5.	Due to Brokers and Accounts Payable and Accrued Liabilities

	As of October 31,
	2020	2019
Due to brokers (a)	$7,495,440	$4,239,150
Accounts payable and accrued liabilities
Accounts payable	$1,478,611	$1,874,884
Accrued professional fees	98,345	63,937
Total accounts payable and accrued liabilities	$1,576,956	$1,938,821

(a) Consists primarily of liabilities recognized to reflect the restriction that all funds collected in the Advertising Fund must be spent for designated purposes. See Note 2, Summary of Significant Accounting Policies for additional information.

6.	Income Taxes

Components of the “Provision for income taxes” in the accompanying Consolidated Statements of Income (Loss) and Comprehensive Income (Loss):

	Year Ended October 31,
	2020	2019
Current tax expense	$51,516	$108,549
Deferred tax expense	27,743	2,927
Provision for income taxes	$79,259	$111,476

Income tax expense attributable to income/loss before provision for income taxes was $79,259 and $111,476 for the years ended October 31, 2020 and October 21, 2019, respective, and differs from the amounts computed by applying the combined federal and provincial statutory income tax rate of 26.5% to income/loss before provision for income taxes as a result of the following:

	As of October 31,
	2020	2019
Income (loss) before provision for income taxes	$(357,545)	$(72,391)
Combined federal and provincial statutory tax rate	26.5%	26.5%
Expected income tax expense (benefit)	(94,749)	(19,184)
Increases (reduction) in income taxes resulting from:
Non-deductible expenses	100,379	141,668
Non-deductible loss on disposal of note receivable	93,255	—
Increase in valuation allowance	18,651	—
Benefit from small business rate	(45,991)	(21,341)
Other	7,714	10,333
Provision for income taxes	$79,259	$111,476

RE/MAX ONTARIO-ATLANTIC CANADA INC.

Operating as RE/MAX INTEGRA, Ontario-Atlantic Canada

Notes to Financial Statements

For the Years Ended October 31, 2020 and 2019

Deferred income taxes are provided for the effects of temporary differences between the tax basis of an asset or liability and its reported amount in the accompanying Consolidated Balance Sheets. These temporary differences result in taxable or deductible amounts in future years. Details of the Company’s deferred tax assets and liabilities are summarized as follows:

	As of October 31,
	2020	2019
Deferred tax assets
Capital loss carryforward	$18,651	$—
Valuation allowance	(18,651)	—
Total deferred tax assets, net of valuation allowance	—	—
Deferred tax liabilities
Property and equipment	(38,349)	(10,606)
Total deferred tax assets and liabilities	$(38,349)	$(10,606)

Based on the Group’s historical taxable income and its expected future earnings, management evaluates the uncertainty associated with booking tax benefits and determines whether the deferred tax assets are more likely than not to be realized, including evaluation of deferred tax liabilities and the expectation of future taxable income. If not expected to be realized, a valuation allowance is recognized to offset the deferred tax asset. A capital loss was generated in the October 31, 2020 fiscal year, in the amount of $140,763, related to the loss on the forgiveness of the note receivable due from a company under common control. See Note 3 for additional information. A capital loss can generally be carried forward indefinitely.

The Group had $316,000 and $337,000 of unrecognized tax benefit as at October 31, 2020 and 2019, respectively, which if recognized, would favorably affect the effective income tax rate. A reconciliation of the beginning and the ending amounts of unrecognized tax benefits is as follows:

	As of October 31,
	2020	2019
Beginning balance	$337,000	$356,000
Reduction of tax position of prior year	(21,000)	(19,000)
Ending balance	$316,000	$337,000

The Group recognized interest related to unrecognized tax benefits in interest expense. The total amount of accrued interest was $49,000 and $37,000 at October 31, 2020 and 2019, respectively. Potential interest associated with unrecognized tax benefits was $12,000 in 2020 and $22,000 in 2019.

The Company and its subsidiary file, or will file, income tax returns for the Canadian federal jurisdiction and province of Ontario. The Company and its subsidiary are typically subject to examination for three years after the original notice of assessment for the tax year. As such, income tax returns filed since 2017 are subject to examination.

RE/MAX ONTARIO-ATLANTIC CANADA INC.

Operating as RE/MAX INTEGRA, Ontario-Atlantic Canada

Notes to Financial Statements

For the Years Ended October 31, 2020 and 2019

7.	Commitments and Contingencies

Commitments

The Company leases offices and equipment under noncancelable leases, subject to certain provisions for renewal options and escalation clauses. Future minimum payments under these leases and commitments are as follows:

Rent Payments
Year ending October 31:
2021	$309,557
2022	309,557
2023	294,617
2024	143,535
$1,057,266

Minimum rent payments under noncancelable operating leases are recognized on a straight-line basis over the terms of the leases. Rent expense was $677,242 and $687,842 for the years ended October 31, 2020 and 2019, respectively.

Litigation

A putative class action claim is pending against the Toronto Regional Real Estate Board (“TRREB”), the Canadian Real Estate Association (“CREA”), RE/MAX Ontario-Atlantic Canada Inc. O/A RE/MAX INTEGRA, Century 21 Canada Limited Partnership, Brookfield Asset Management Inc., Royal Lepage Real Estate Services Ltd., Homelife Realty Services Inc., Right At Home Realty Inc., Forest Hill Real Estate Inc., Harvey Kalles Real Estate Ltd., Sotheby’s International Realty Canada, Chestnut Park Real Estate Limited, Sutton Group Realty Services Ltd. and iPro Realty Ltd. (the “Claim”).

The Claim (Court File No. T-595-21) was filed on April 9, 2021, by plaintiff Mark Sunderland (the “Plaintiff”) in the Federal Court in Toronto. In the Claim the Plaintiff, on behalf of a putative class comprised of anyone who sold properties listed on the Multiple Listing Service System owned and operated by TRREB after March 11, 2010, alleges that TRREB’s and CREA’s rules require brokers to make blanket, non-negotiable offers of buyer broker compensation when listing a property, resulting in inflated costs to sellers in violation of the Competition Act and the Criminal Code. They further allege that the franchisor defendants use their agreements with franchisees to require adherence to the CREA and TRREB rules in violation of Competition Act and the Criminal Code. The Plaintiff seeks declaratory relief, damages, costs and interest on behalf of the putative class members against the defendants. The Company intends to vigorously defend against the Claim. We are unable to predict whether resolution of these matters would have a material effect on our financial position or results of operations.

8.	Related-Party Transactions

The Company made rent payments to companies under common control totaling $716,877 (2019 $709,459). These transactions were carried out in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties. Bonuses paid to employee shareholders or their relatives directly or to their holding companies as consulting bonuses totaled $11,543,764 and $10,235,870 in the years ended October 31, 2020 and 2019, respectively and are recorded in Salaries and benefits. These discretionary bonuses are largely determined based on the taxable profits of the Company.

9.	Segment Information

The Company operates under the following operating segments: Real Estate and Advertising Fund. The accounting policies of the reportable segments are the same as those described in Note 2, Summary of Significant Accounting Policies.

RE/MAX ONTARIO-ATLANTIC CANADA INC.

Operating as RE/MAX INTEGRA, Ontario-Atlantic Canada

Notes to Financial Statements

For the Years Ended October 31, 2020 and 2019

The following table presents revenue from external customers by segment:

	Year Ended October 31,
	2020	2019
Management fees	$21,606,061	$21,951,038
Percent-based fees	547,345	61,122
Franchise sales and other revenue	981,250	786,538
Total Real Estate	23,134,656	22,798,698
Advertising Fund fees	10,449,799	13,457,573
Total revenue	$33,584,455	$36,256,271

The following table presents total assets of the Company’s segments:

	As of October 31,
	2020	2019
Real Estate	$13,416,078	$12,142,274
Advertising Fund	7,089,859	4,342,420
Total assets	$20,505,937	$16,484,694

All long-lived assets are within Canada.